UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the
Securities Exchange Act of 1934

June 13, 2005
Date of Report (Date of earliest event reported)

CYBERGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 0-24544

Florida	65-0510339
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

350 SW 12th Avenue, Deerfield Beach, FL (Address of principal executive offices)	33442 (Zip Code)

(954) 375-3500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE.

     On June 13, 2005, Patrick Clawson, CEO and Chairman of CyberGuard Corporation (“Company”), stated to an analyst from America’s Growth Capital that the Company remains confident regarding its previously-announced guidance for the fourth quarter of fiscal year 2005, ending June 30, 2005. Mr. Clawson further stated that the OEM business is progressing slightly ahead of the Company’s internal expectations.

     Forward-Looking Statements. Statements regarding estimates, expectations and future prospects contained in the filing are forward-looking statements. These statements are based upon assumptions and analyses made by the Company in light of current conditions, future developments, and other factors the Company believes are appropriate in the circumstances, or information obtained from third parties, and are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that forward-looking statements are not guarantees and that actual results might differ materially from those suggested in the forward-looking statements. Some of the factors that might cause future actual events to differ from those predicted or assumed include: future advances in technologies and computer security; the state of the U.S. economy, global economic conditions, the Company’s history of losses; the Company’s dependence on outside parties such as its key customers and alliance partners; competition from major computer hardware, software, and networking companies; uncertainties in availability of expansion capital in the future and other risks associated with capital markets; overall network security spending; litigation and the Company’s ability to execute on its business plans. For a more complete discussion regarding forward-looking statements, the reader is referred to the Company’s periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, including the Form 10-K for the fiscal year ended June 30, 2004, and other information filed with the Commission.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERGUARD CORPORATION
By:	/s/ PATRICK J. CLAWSON
Patrick J. Clawson
Chief Executive Officer

Date: June 14, 2005

3